Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of Equitable Resources, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Murry S. Gerber	October 25, 2007
Murry S. Gerber
Chairman and Chief Executive Officer

/s/ Philip P. Conti	October 25, 2007
Philip P. Conti
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Equitable Resources, Inc. and will be retained by Equitable Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.